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                             PC SERVICE SOURCE, INC.

                    Exhibit 21 - Subsidiaries of the Company


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
                           NAMES OF SUBSIDIARIES                                STATE OF INCORPORATION
                           ---------------------                                ----------------------
Cyclix Engineering Corporation d/b/a PC Service Source Repair Services               Texas

Hi-Tek Services, Inc.                                                                California

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